UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2015

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Cost Associated With Exit or Disposal Activities

On March 7, 2015, the Board of Directors of GenCorp Inc. (the “Company” or “GenCorp”) approved a competitive improvement program (the “CIP”) comprised of a set of activities and initiatives aimed at reducing costs in order for the Company to continue to compete successfully.  A copy of the press release issued on March 9, 2015 announcing the CIP is attached hereto as Exhibit 99.1.

The CIP is composed of three major components:  (i) facilities optimization and footprint reduction; (ii) product affordability; and (iii) reduced administrative and overhead costs. Under the CIP, the Company expects an estimated 10% headcount reduction in our 5,000 plus total employee population.  The Company currently estimates that it will incur restructuring and related costs over the next four years totaling approximately $110 million.  When fully implemented, the Company anticipates that the CIP will result in annual cost savings of approximately $145 million beginning in fiscal 2019. As a result of this effort, the Company will be better positioned to deliver its innovative, high quality and reliable products at a lower cost to its customers.

The CIP costs will consist primarily of severance and other employee related costs totaling approximately $43 million, operating facility costs totaling approximately $27 million, and $40 million for other costs relating to product requalification, knowledge transfer and other CIP implementation costs.

Forward-Looking Statements

This Form 8-K may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this Form 8-K are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements, including without limitation statements in this Form 8-K regarding GenCorp's competitive improvement plan. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of GenCorp's stock, the nature of other investment opportunities presented to GenCorp, cash flows, compliance with GenCorp's financial and other covenants associated with its debt, and other factors identified in GenCorp's filings with the Securities and Exchange Commission. GenCorp undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

99.1	Press release, dated March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2015	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary